UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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DARA BioSciences, Inc.
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DARA BIOSCIENCES, INC.
8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615

Dear Stockholder:

You are invited to attend the 2013 Annual Meeting of Stockholders of DARA BioSciences, Inc., which will be held on Friday, May 10, 2013, 10:00 a.m., local time, at our corporate headquarters at 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

Details regarding the meeting and the business to be conducted are described in the accompanying proxy statement. In addition to considering the matters described in the proxy statement, we will report on matters of interest to our stockholders.

Whether or not you plan to attend the meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The proxy statement explains more about proxy voting, so please read it carefully.

We look forward to your continued support.

Sincerely,

David J. Drutz, M.D. Chief Executive Officer and Chief Medical Officer
April 10, 2013

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING	1	Vote Required for Approval	26
PROPOSAL 1 - ELECTION OF DIRECTORS	6	Board Recommendation	26
General	6	PROPOSAL 5 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013	27
Information Concerning Director Nominees	6	General	27
Corporate Governance	9	Audit and Non-Audit Fees	27
The Board and Board Committees	10	Pre-Approval of Audit and Non-Audit Services	28
Stockholder Recommendations For Board Candidates	11	Vote Required for Approval	28
Stockholder Communications with the Board	11	Board Recommendation	29
Board Recommendation	12	FUTURE STOCKHOLDER PROPOSALS	29
AUDIT COMMITTEE MATTERS	13	TRANSACTIONS WITH RELATED PERSONS	29
Audit Committee Report	13	CODE OF ETHICS AND CONDUCT	30
INFORMATION CONCERNING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS	14	OTHER MATTERS	30
EXECUTIVE COMPENSATION	14	INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	30
2012 Summary Compensation Table	15
Outstanding Equity Awards at 2012 Fiscal Year-End	16
Compensation of Directors	16
Equity Compensation Plan Information	17
Executive Employment Agreements	18
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	20
PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION	21
The Proposal	21
Vote Required for Approval	21
Board Recommendation	21
PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	22
The Proposal	22
Vote Required for Approval	22
Board Recommendation	22
PROPOSAL 4 –APPROVAL UNDER APPLICABLE NASDAQ RULES OF THE ISSUANCE OF MORE THAN 20% OF OUR COMMON STOCK OUTSTANDING AT A DISCOUNT TO THE GREATER OF BOOK OR MARKET VALUE PURSUANT TO THE ANTI-DILUTION PROVISIONS OF THE SERIES B-4 CONVERTIBLE PREFERRED STOCK	23
The Proposal	23
General	23
Summary of Document Terms Relating to the Transaction	24
Impact on Stockholders of Approval or Disapproval of this Proposal	26
Reasons for the Proposal	26

______________________

PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
______________________

We are providing these proxy materials in connection with the 2013 Annual Meeting of Stockholders of DARA BioSciences, Inc. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING

Q:	Who is entitled to vote at the 2013 Annual Meeting?

A:
Holders of DARA BioSciences, Inc. common stock at the close of business on March 19, 2013, the record date for the 2013 Annual Meeting established by our Board of Directors (the “Board”), are entitled to receive Notice of the 2013 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2013 Annual Meeting and any related adjournments or postponements. The Meeting Notice, proxy statement and form of proxy are first expected to be made available to stockholders on or about April 10, 2013.

As of the close of business on the record date, there were 24,850,961 shares of our common stock outstanding and entitled to vote. Holders of our common stock are entitled to one vote per share.

Q:	Who can attend the annual meeting?

A:	Admission to the annual meeting is limited to:

●	stockholders as of the close of business on March 19, 2013;

●	holders of valid proxies for the annual meeting; and

●	our invited guests.

Each stockholder may be asked to present valid picture identification such as a driver’s license or passport and proof of stock ownership as of the record date.

Q:	Can I vote my shares by filling out and returning the Meeting Notice?

A:	No. The Meeting Notice identifies the items to be voted on at the 2013 Annual Meeting, but you cannot vote by marking the Meeting Notice and returning it.

Q:	What is the difference between a stockholder of record and a stockholder who holds stock in street name?

A:	If your shares are registered in your name, you are a stockholder of record. If your shares are held in the name of your broker, bank or other nominee, these shares are held in street name.

If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use. If you hold our shares in street name through one or more banks, brokers or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Q:	What are the quorum requirements for the 2013 Annual Meeting?

A:
The presence in person or by proxy of holders having a majority of the total votes entitled to be cast by holders of our common stock at the 2013 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2013 Annual Meeting for purposes of determining whether there is a quorum if you vote on the Internet, a proxy card has been properly submitted by you or on your behalf, you vote by phone or you vote in person at the 2013 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

Q:	What matters will the stockholders vote on at the 2013 Annual Meeting?

A:	The stockholders will vote on the following proposals:

●
Proposal 1. To elect seven members of our Board, each to hold office for a one-year term ending on the date of the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified.

●	Proposal 2. An advisory vote on the compensation paid to our named executive officers.

●	Proposal 3. An advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers.

●
Proposal 4. To approve under applicable Nasdaq rules the issuance of more than 20% of our common stock outstanding at a discount to the greater of book or market value pursuant to the anti-dilution provisions of the Series B-4 convertible preferred stock issued in our December 2012 financing transaction.

●	Proposal 5. To ratify the appointment of Horne LLP as our independent registered public accounting firm for 2013.

Q:	What vote is required to approve these proposals?

A:	Provided a quorum is present, the following are the voting requirements for each proposal:

●	Proposal 1. Election of Directors. The seven nominees receiving the highest number of votes will be elected.

●
Proposal 2. Advisory Vote on the Compensation Paid to our Named Executive Officers. The compensation paid to our named executive officers will be considered approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

●
Proposal 3. Advisory Vote on Frequency of Future Advisory Votes on the Compensation Paid to our Named Executive Officers. If the majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of a particular frequency alternative (whether every year, every two years or every three years), such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers.

●
Proposal 4. Approval under applicable Nasdaq rules of the issuance of more than 20% of our common stock outstanding pursuant to the anti-dilution provisions of our Series B-4 convertible preferred stock. The issuance of more than 20% of our common stock outstanding at a discount to the greater of book or market value pursuant to the anti-dilution provisions of our Series B-4 convertible preferred stock will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

●
Proposal 5. Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the Audit Committee’s appointment of Horne LLP as our independent registered public accounting firm for 2013 will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of the proposal.

Q:	What are the board’s voting recommendations?

A:	Our Board of Directors recommends that you vote your shares:

●	“FOR” the seven directors nominated by our Board of Directors as directors to serve until the 2014 annual meeting of stockholders;

●	“FOR” the approval of the proposal regarding the compensation paid to our named executive officers;

●	“EVERY YEAR” for the proposal regarding the frequency of future advisory votes on the compensation paid to our named executive officers;

●	“FOR” the authorization of the issuance of more than 20% of our common stock outstanding pursuant to the anti-dilution provisions of our Series B-4 convertible preferred stock; and

●	“FOR” the ratification of the Audit Committee’s appointment of Horne LLP as our independent registered public accounting firm for 2013.

Q:	How do I vote?

A:	You may vote by any of the following methods:

●
In Person. Stockholders of record and beneficial stockholders with shares held in street name may vote in person at the annual meeting. If you hold shares in street name, you must obtain a proxy from the stockholder of record authorizing you to vote your shares and bring it to the meeting along with proof of beneficial ownership of your shares. A photo I.D. is required to vote in person.

●	Via the Internet. You may vote via the Internet by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

●
By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card or voting instruction card provided. Please allow sufficient time for mailing if you decide to vote by mail.

●	By phone. You may vote by phone by following the instructions provided in the Meeting Notice or the proxy card or voting instruction card provided.

If you vote by phone or the Internet, please have your proxy card or voting instruction card available. The control number appearing on your proxy card or voting instruction card is necessary to process your vote. A phone or Internet vote authorizes the named proxy holders in the same manner as if you marked, signed and returned a proxy card by mail.

Q:	How can I change or revoke my vote?

A:	You may change your vote as follows:

●
Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary, or by submitting another proxy card or a vote via the Internet or by telephone on or before May 9, 2013. For all methods of voting, the last vote cast will supersede all previous votes.

●	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.

Q:	What if I do not specify a choice for a matter when returning a proxy?

A:	Your proxy will be treated as follows:

Stockholders of record. If you are a stockholder of record and you:

●	indicate when voting on the Internet or by phone that you wish to vote as recommended by the Board, or

●	sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”

Q:	Which ballot measures are considered “routine” or “non-routine”?

A:
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our named executive officers (“Proposal 2”), the advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers (“Proposal 3”) and the approval of the issuance of more than 20% of our common stock outstanding at a discount to the greater of book or market value pursuant to the anti-dilution provisions of the Series B-4 convertible preferred stock (“Proposal 4”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals 1, 2, 3 and 4.

The ratification of the appointment of Horne LLP as our independent registered public accounting firm for 2013 (“Proposal 5”) is considered to be a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 5.

Q:	Could other matters be decided at the 2013 Annual Meeting?

A:	As of the date of the filing of this proxy statement, we were not aware of any matters to be raised at the 2013 Annual Meeting other than those referred to in this proxy statement.

If other matters are properly presented at the 2013 Annual Meeting for consideration, the proxy holders for the 2013 Annual Meeting will have the discretion to vote on those matters for stockholders who have voted by the Internet or telephone or submitted a proxy card.

Q:	How are proxies solicited and what is the cost?

A:
We will bear all expenses incurred in connection with the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone, letter, facsimile or in person. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees and other record holders to forward their own notice and, upon request, to forward copies of the proxy statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.

Q:	What should I do if I have questions regarding the 2013 Annual Meeting?

A:
If you have any questions about the 2013 Annual Meeting, would like to obtain directions to be able to attend the 2013 Annual Meeting and vote in person or would like additional copies of any of the documents referred to in this proxy statement, you should call our Investor Relations department at (919) 872-5578.

PROPOSAL 1 - ELECTION OF DIRECTORS

 General

At the 2013 Annual Meeting, a board of seven directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s removal or resignation from our Board). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board’s nominees are incumbent directors of the Company.

 Information Concerning Director Nominees

Background information about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes or skills that led the Board to conclude that the nominee should serve on the Board, is set forth below.

David J. Drutz, M.D., age 74, has served as our Chief Executive Officer since December 2011, our Chief Medical Officer since May 2012 and as a member of our Board since February 2008. Dr. Drutz currently serves on the board of directors of Gentris Corporation, a pharmacogenomic (PGx) services company, and Vaxin Inc., a vaccine development company. From 2000 to 2010, Dr. Drutz served as a director of MethylGene Inc., an oncology-focused biopharmaceuticals company (TSX:MYG) and as chairman of the board of directors of Tranzyme Pharma, Inc. (NASDAQ:TZYM). He was formerly a General Partner with Pacific Rim Ventures (Tokyo, Japan), a venture capital firm focused on global biotechnology investment opportunities. He has also been President of Pacific Biopharma Associates, a biotechnology consulting firm, since 1999. Dr. Drutz was formerly Vice President Biological Sciences (Drug Discovery) and Vice President Clinical Research (AIDS therapeutics) at Smith Kline and French Laboratories in King of Prussia, PA, and Vice President Clinical Development, Daiichi Pharmaceutical Corporation, Ft. Lee, NJ. At Daiichi he was responsible for the development of anti-infective and oncology products. Dr. Drutz left Daiichi in 1990 to enter the biotechnology industry. Before joining PRV he was President and Chief Executive Officer of Inspire Pharmaceuticals, Inc., a company specializing in therapeutics for diseases of the respiratory tract and other mucus membrane surfaces (NASDAQ: ISPH). Dr. Drutz received his M.D. degree at the University of Louisville, and postgraduate medical training at Vanderbilt University, following which he served as a U.S. Navy medical officer in Asia. He held senior faculty positions at the University of California, San Francisco, University of Texas and the University of Pennsylvania. He is board-certified in Internal Medicine, and a Fellow of the American College of Physicians and the Infectious Diseases Society of America.

Dr. Drutz’s experience as a medical doctor board-certified in Internal Medicine is extremely valuable to our board. In addition to his medical background, Dr. Drutz has a deep understanding of the drug development process acquired through holding a position in which he was responsible for the development of several pharmaceutical products. Dr. Drutz brings to his service on our board extensive experience in and understanding of the biotechnology industry, and a unique perspective acquired through his experience with investment and consulting firms and as a senior faculty member at several universities.

Christopher G. Clement, age 57, has served as our Chief Operating Officer since January 2012 and our President since May 2012. From February 2011 through January 2012 Mr. Clement was the President, Chief Executive Officer and a director of Oncogenerix, Inc. Mr. Clement was appointed to our Board and as our Chief Operating Officer pursuant the Merger Agreement between to Company and Oncogenerix dated January 17, 2012. Mr. Clement has a 30 year career in the bio-pharmaceutical industry that includes executive management, marketing and sales, strategic and product planning, business development, and general management. Mr. Clement was President and CEO of Savient Pharmaceuticals Inc., a publicly-held specialty biopharmaceutical company (NASDAQ: SVNT), from 2002 to 2009. From 2000 to 2002, Mr. Clement served as the Chairman and CEO of Epicyte Pharma, a pharmaceutical company engaged in the development of antibody-based products. Previously, from 1997 to 2000 he held positions of Executive Vice President, Senior Vice President, and Chief Marketing Officer at Ares-Serono Group, a Swiss developer of pharmaceuticals. From 1988 to 1997, Mr. Clement held a number of senior management positions at Searle Pharmaceuticals, a research-based pharmaceutical company that manufactures and markets prescription pharmaceuticals and other healthcare solutions worldwide, including Vice President of Marketing, Vice President of Corporate Product Planning, General Manager of Global Franchises and Division President. Mr. Clement received a B.A. in Marketing and Business from Mercy College.

Mr. Clement brings to the Board executive leadership skills and marketing expertise acquired as an executive in the pharmaceutical industry. He has significant board of director experience from his service on the boards of directors of several biotechnology companies.

Haywood D. Cochrane, Jr., age 64, has served as a member of our Board since February 2008. Mr. Cochrane served as Vice Chairman and a director of I-Trax, Inc., a publicly traded, total population health management and productivity company (AMEX: DMX), from 2004 to 2008, when it was acquired by Walgreens. He joined I-Trax when I-Trax acquired CHD Meridian Healthcare where he served as Chairman and Chief Executive Officer from 1997 to 2004. Mr. Cochrane has over 20 years of healthcare experience in executive and senior management positions, including Senior Vice President and Chief Operating Officer of Roche Biomedical Laboratories, President and Chief Executive Officer of Allied Clinical Laboratories and Executive Vice President and Chief Financial Officer of Laboratory Corporation of America. Mr. Cochrane earned an A.B. degree in Political Science from the University of North Carolina at Chapel Hill where he was a Morehead Scholar.

Mr. Cochrane brings to our Board extensive executive and senior management experience in the healthcare industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. He is further qualified for service on our Board because of his relevant business expertise and leadership experience acquired through his experience serving as Vice Chairman and Chairman of the boards of directors of other healthcare-related companies.

Timothy J. Heady, age 58, has served as a member of our Board since August 2012. Mr. Heady retired in 2011 as CEO of UnitedHealthcare Pharmacy, a unit of UnitedHealthcare (NYSE: UNH). In that role, he was responsible for all aspects of the business, including pharmaceutical rebate contracting, retail pharmacy network development, customer and member services, operations, and financial performance. UnitedHealthcare Pharmacy provides pharmacy benefits and management for employers, both commercial and government, representing more than 14 million individuals. Prior to joining UnitedHealthcare in 2001, Mr. Heady was a senior executive with Searle/Pharmacia where he managed the Customer Operations unit, including national customer sales and marketing. Mr. Heady’s career with Searle/Pharmacia spanned more than 21 years, with experience in finance, strategic business planning, managed care, new business ventures, contracting and operations. Mr. Heady previously served on the board of directors for the Center for Diagnostic Imaging, Inc., a privately held radiology business based in Minnesota, and Age Wave Impact, Inc., a full-service marketing company focused on baby boomers. Mr. Heady earned a Bachelors of Science degree in management from Purdue University, an MBA from Northwestern University's Kellogg School of Management, and he is a Certified Public Accountant.

Mr. Heady brings to our Board a vital understanding and appreciation of the pharmaceutical and medical industries. Mr. Heady has extensive business, managerial, executive and leadership experience as well as an accounting background that further qualify him to serve as a member of the Board.

Stephen O. Jaeger, age 68, has served as a member of our Board since July 2012. Mr. Jaeger currently serves on the board of directors for Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) as the non-executive Chairman. Mr. Jaeger joined the Savient Board in 2003 and was appointed Chairman in 2006. From March 1999 until April 2000, Mr. Jaeger was Chief Executive Officer of eBT International, Inc., a software company; and from June 2001 until his retirement in December 2005, he served as eBT's President and Chief Executive Officer. From 1997 to 1998, Mr. Jaeger was Executive Vice President and Chief Financial Officer of The Clinical Communications Group, a medical education company; and from 1995 to 1997, he was Vice President, Chief Financial Officer and Treasurer of Applera Corporation, a life sciences company. Mr. Jaeger also served on the board of directors of Arlington Tankers LTD from 2004 until 2008.

Mr. Jaeger is a Certified Public Accountant and received his MBA from Rutgers University. Mr. Jaeger has significant senior management experience and financial oversight, auditing and accounting experience. He is further qualified for service on our Board because of his relevant pharmaceutical business expertise and experience acquired through his long-standing service on the board of directors of several public and private companies.

Gail F. Lieberman, age 69, has served as a member of our Board since April 2009. She is a member of the audit committee and chairs the compensation committee. Ms. Lieberman currently serves as a director and a member of the audit and compensation committee of ICTS International N.V., a security services company (OTC BB: ICTSF), and is a member of the South Central CT Regional Water Authority Board. Ms. Lieberman is the founder and Managing Partner of Rudder Capital, LLC, which provides financial and strategic advisory services for middle-market companies including advisory and strategic consulting. She has been a chief financial officer for several Fortune 500 companies, including Thomson Corporation’s Financial & Professional Publishing division, Moody’s Investor Service (D&B) and Scali, McCabe, Sloves (Ogilvy Group). Ms. Lieberman previously served as a director for three public companies in the healthcare and aerospace sectors: I-Trax Inc., a total population health management and productivity company (which was acquired by Walgreens); TriPath Imaging Inc. (which was acquired by Becton, Dickinson and Company); and Breeze-Eastern Corporation (AMEX: BZC). In addition, she sits on several private company advisory boards. Ms. Lieberman holds a BA in Mathematics and Physics and an MBA in Finance from Temple University.

Ms. Lieberman has a significant understanding of the role played by the board of directors which was acquired through her service on the boards of several companies, including public companies in the healthcare sector. She provides the Board with financial expertise acquired through experience as a chief financial officer and as the founder and managing partner of a financial and strategic advisory consulting firm. Ms. Lieberman’s educational background in Math, Physics and Business Administration also provides our Board with a unique and valuable perspective.

Paul J. Richardson, age 56, has served as a member of our Board since February 2013. Mr. Richardson is a pharmaceutical senior executive with more than 30 years of experience in US and global commercialization, product and business development, and organizational leadership. He brings significant expertise in sales management, business development, licensing, acquisition, commercialization and strategic marketing to the Board. Mr. Richardson most recently held the position of Regional President of Pfizer's North America Specialty Care business unit from August 2008 until February 2011. From 2006 until 2008, Mr. Richardson was Vice President in Pfizer's Worldwide Commercial Development Group. Mr. Richardson served on the board of directors of PediatRx Inc. (OTCBB: PEDX) from September 2011 through December 2012. Mr. Richardson holds a BSc (honors) in Physiology from the University of Leeds, United Kingdom.

Mr. Richardson brings to our Board a significant understanding of and experience within the pharmaceutical industry. Mr. Richardson’s extensive business, managerial, executive and leadership experience further qualifies him to serve as a member of the Board.

Corporate Governance

Director Independence. Under the NASDAQ Stock Market Rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations, the Board reviews information regarding transactions, relationships and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by the NASDAQ Stock Market Rules.

The Board has determined that each of Mr. Cochrane, Mr. Heady, Mr. Jaeger, Ms. Lieberman and Mr. Richardson is independent. The Audit Committee and the Compensation Committee are each composed entirely of directors who are independent under the NASDAQ Stock Market Rules and the applicable rules of the United States Securities and Exchange Commission (“SEC”). Mr. Gorlin and Mr. Thomas, who both resigned from the Board in August of 2012, were also determined by the Board to be independent under NASDAQ Stock Market Rules and the applicable rules of the SEC.

Director Nominations. Our Nominating and Governance Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs. The Nominating and Governance Committee recommends director candidates to the full Board for approval.

Director candidates are considered based upon a variety of criteria, including demonstrated business and professional skills and experiences relevant to our business and strategic direction, concern for long-term stockholder interests, personal integrity and sound business judgment. The Nominating and Governance Committee seeks men and women from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. However, we do not have a formal policy concerning the diversity of the Board. All director candidates must have time available to devote to the activities of the Board. We also consider the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board, if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.

Generally, when evaluating and recommending candidates for election to the Board, the Nominating and Governance Committee will conduct candidate interviews, evaluate biographical information and background material and assess the skills and experience of candidates in the context of the then current needs of the Company. In identifying potential director candidates, the Nominating and Governance Committee may also seek input from the Board, executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms and any other sources deemed appropriate by such directors. The Nominating and Governance Committee will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under Stockholder Recommendations For Board Candidates.

Board Leadership Structure. Our Board does not have a policy on whether the offices of Chairman of the Board and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time. Our Board has reviewed our current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Considering these factors, the Company has determined to have a Chief Executive Officer and a separate Chairman of the Board. Dr. Drutz serves as the Company’s Chief Executive Officer and Mr. Cochrane serves as the Chairman of the Board.

Board Role in Risk Oversight. The Board administers its risk oversight function directly and through the Audit Committee. The Board and the Audit Committee regularly discuss with management the Company’s major risk exposures, their potential financial impact on the Company, and the steps taken to monitor and control those risks.

 The Board and Board Committees

The Board. The Board met 18 times during 2012. During 2012, each incumbent director attended 75% or more of the board and applicable committee meetings for the periods during which each such director served. Directors are not required to attend annual meetings of our stockholders. All of our directors then in office except John C. Thomas, Jr. attended our 2012 Annual Meeting of Stockholders.

The Board currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

Board Committees. The following table sets forth the current members of each standing Committee:

Director Name	Audit Committee	Compensation Committee	Nominating and Governance Committee
Haywood D. Cochrane, Jr.
Timothy J. Heady	X		Chair
Stephen O. Jaeger	Chair		X
Gail F. Lieberman	X	Chair
Paul J. Richardson		X

Audit Committee.  The Audit Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Audit Committee is appointed by the Board to assist the Board with a variety of matters described in its charter, which include monitoring (1) the integrity of our financial statements, (2) the effectiveness of our internal control over financial reporting, (3) the qualifications and independence of our independent registered public accounting firm, (4) the performance of our independent registered public accounting firm and (5) our compliance with legal and regulatory requirements. The Audit Committee met 6 times during 2012. The formal report of the Audit Committee is set forth beginning on page 13.

The Board has determined that Mr. Jaeger is an “audit committee financial expert” as such term is defined under applicable SEC rules.

Compensation Committee. The Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer and our other executive officers and has overall responsibility for approving and evaluating all of our compensation plans, policies and programs as they affect our executive officers. All of the members of the committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Compensation Committee met 8 times during 2012.

Nominating and Governance Committee. The Nominating and Governance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.darabiosciences.com. The Nominating and Governance Committee is responsible for indentifying, evaluating and recommending to the Board persons to serve as members of the Board and Board committees and developing and evaluating potential candidates for executive positions and overseeing the development of succession planning. The Nominating and Governance Committee also assists the Board with respect to other corporate governance matters, including review and application of our code of business ethics and conduct. All of the members of the Nominating and Governance Committee are independent directors within the meaning of the applicable NASDAQ Stock Market Rules. The Nominating and Governance Committee met 2 times during 2012.

 Stockholder Recommendations For Board Candidates

The Nominating and Governance Committee will consider qualified candidates for director recommended and submitted by stockholders. Submissions that meet the then current criteria for board membership are forwarded to the Nominating and Governance Committee for further review and consideration. The Nominating and Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Nominating and Governance Committee, at our principal office, Attention: Corporate Secretary.

The Nominating and Governance Committee will evaluate any such candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by the Nominating and Governance Committee, assuming that appropriate biographical and background material is provided for candidates recommended by stockholders and the process for submitting the recommendation is followed.

 Stockholder Communications with the Board

Stockholders may, at any time, communicate with any of our directors by mailing a written communication to DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, Attention: Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder.

 Board Recommendation

The Board recommends a vote “FOR” each nominee.

AUDIT COMMITTEE MATTERS

 Audit Committee Report

The Audit Committee operates under a written charter, which has been adopted by the Board. The Audit Committee charter governs the operations of the Audit Committee and sets forth its responsibilities, which include providing assistance to the Board with the monitoring of (1) the integrity of the Company’s financial statements, (2) the effectiveness of the Company’s internal control over financial reporting, (3) the qualifications and independence of the Company’s independent registered public accounting firm, (4) the performance of the Company’s independent registered public accounting firm and (5) the Company’s compliance with legal and regulatory requirements. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal years ended December 31, 2012 and December 31, 2011 with management, Horne LLP, the Company’s independent registered public accounting firm for the 2012 fiscal year, and Ernst & Young LLP, the Company’s independent registered public accounting firm for the 2011 fiscal year.

The Audit Committee has discussed with Horne LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with Horne LLP its independence from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2012 be included in its Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board. Stephen O. Jaeger (Chair) Timothy J. Heady Gail F. Lieberman

INFORMATION CONCERNING EXECUTIVE OFFICERS
WHO ARE NOT DIRECTORS

Background information about our executive officers who are not nominees for election as directors is set forth below.

David L. Tousley, age 57, joined the Company in March 2012 as Acting Chief Financial Officer and was appointed Chief Financial officer in March 2013. Prior to joining the Company, Mr. Tousley served as Principal of Stratium Consulting Services, where he specialized in strategic and financial planning and management, corporate governance and business development. Mr. Tousley served as Secretary, Treasurer and Chief Financial Officer of PediatRx, Inc. (OBB: PEDX) from July 2010 until October 2012 and as Executive Vice President and Chief Financial Officer of airPharma, LLC from January 2006 until December 2006. Prior to those positions, Mr. Tousley held senior management positions at PediaMed Pharmaceuticals, Inc., AVAX Technologies, Inc. and Pasteur Meriux Connaught (now Sanofi Pasteur). Mr. Tousley received a MBA from Rutgers Graduate School of Management and received his undergraduate degree from Rutgers College. Mr. Tousley is a certified public accountant in the state of New Jersey.

EXECUTIVE COMPENSATION

Our compensation philosophy is to offer our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining and motivating highly skilled management, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable and appropriate for our business needs and circumstances. The principal elements of our executive compensation program have to date included (a) base salary, (b) discretionary annual cash bonus opportunities and (c) long-term equity compensation in the form of restricted stock or stock options. We believe successful long term Company performance is more critical to enhancing stockholder value than short term results. For this reason and to conserve cash and better align the interests of management and our stockholders, we emphasize long term equity compensation and performance-based bonus opportunities over base annual salaries. In 2012, our executive officers had bonus opportunities ranging from 50% to 100% of their base salaries. While the Company did not meet the revenue targets necessary for the executives to receive these bonuses in 2012, the Committee decided to award certain of the executive officers cash bonuses for extraordinary efforts provided during 2012. These bonus amounts are reflected in the 2012 Summary Compensation Table below.

 In December of 2012, our Compensation Committee engaged Pearl Meyer & Partners to conduct an external comparison of overall executive compensation at peer companies, including both the cash and equity components, which we are currently using to guide our compensation decisions. Pearl Meyer & Partners reported directly to the Compensation Committee and did not provide any services to the Company other than the services provided to the Compensation Committee.

The following table sets forth information concerning the compensation earned by the individual that served as our Principal Executive Officer during 2012 and our two most highly compensated executive officers other than the individual who served as our Principal Executive Officer during 2012 (collectively, the “named executive officers”):

 2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)

David J. Drutz, MD	2012	325,000	81,250	35,155	-		441,405
Chief Executive Officer and Chief Medical Officer	2011	12,500	-	433,050	74,836	(2)	520,386

Christopher G. Clement	2012	239,744	31,250	71,825	-		342,819
Chief Operating Officer and President	2011	-	-	-	-		-

David L. Tousley	2012	-	-	-	117,500		117,500	(3)
Chief Financial Officer	2011	-	-	-	-		-
_______________
(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 11 to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)
This amount reflects the compensation Dr. Drutz received as compensation for his service as a non-employee member of the Board prior to his appointment as our Chief Executive Officer and includes cash fees of $49,356 and two option grants covering 5,000 and 10,000 shares with exercise prices of $3.03 and $2.05 respectively with grant date fair values computed in accordance with FASB ASC Topic 718 of $9,991 and $15,489 respectively. For additional information regarding the assumptions made in calculating these grant date fair values, see Note 11 to our audited, consolidated financial statements included in our Annual Report on Form 10-K. These options were fully vested in 2011.

(3)
This amount reflects the consulting fees Mr. Tousley received as compensation for his services as Acting Chief Financial Officer per his Master Consulting Agreement with the Company dated June 1, 2012. On March 1, 2013, we entered into an employment agreement with Mr. Tousley and he became our Chief Financial Officer.

In 2012, Dr. Drutz, was granted an option award covering 50,000 shares with an exercise price of $1.00, 20% of which vested immediately and the remaining 80% vests in four equal annual installments. In 2012, Mr. Clement was granted an option award covering 50,000 shares with an exercise price of $1.00 which vested immediately and an option award covering 50,000 shares also with an exercise price of $1.00, 20% of which vested immediately and the remaining 80% vests in four equal annual installments.

In 2011, Dr. Drutz was granted an option award covering 375,000 shares with an exercise price of $1.31 which vested immediately.

In January of 2013, Dr. Drutz and Mr. Clement received option awards covering 216,666 and 83,334 shares, respectively, as an equity bonus related to the completion of the Series B-2 equity financing completed in April of 2012 with an exercise price of $1.00, 20% of which vested immediately and the remaining 80% vests in four equal annual installments on May 1 of each of 2013, 2014, 2015 and 2016. The awards have grant date fair values computed in accordance with FASB ASC Topic 718 of $166,400 and $64,000 respectively.

 Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers as of December 31, 2012.

	Options Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
David J. Drutz	1,875	-		7.20	03/23/20
	5,000	-		3.03	04/01/21
	10,000	-		2.05	09/15/21
	375,000	-		1.31	12/27/21
	10,000	40,000	(1)	1.00	05/15/22
Chris Clement	50,000	-		1.00	05/01/22
	10,000	40,000	(1)	1.00	05/15/22
Dave Tousley	-	-
_________
(1)	Reflects the unvested portion of an option grant which will vest in four in equal annual installments beginning May 15, 2013.

 Compensation of Directors

The following table sets forth information concerning the compensation earned by the individuals serving as non-employee directors during 2012:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total ($)
Haywood D. Cochrane, Jr.	88,500	35,155	123,655
Timothy I. Heady	16,386	28,335	44,721
Stephen O. Jaeger	25,239	30,185	55,424
Gail F. Lieberman	83,958	35,155	119,113
Steve Gorlin	47,458	35,155	98,445
John Thomas	26,333	50,987	61,488
__________
(1)
The amounts shown in this column indicate the grant date fair value of option awards granted in the subject year computed in accordance with FASB ASC Topic 718. For additional information regarding the assumptions made in calculating these amounts, see Note 11 to our audited, consolidated financial statements included in our Annual Report on Form 10-K.

(2)	The table below sets forth the aggregate number of stock options held by each non-employee director as of December 31, 2012.

Name	Aggregate Option Awards (#)
Haywood D. Cochrane, Jr.	126,875
Timothy J. Heady	50,000
Stephen O. Jaeger	50,000
Gail F. Lieberman	130,000
Steve Gorlin	-
John C. Thomas, Jr.	-

Steve Gorlin and John C. Thomas, Jr. resigned from the Board in August of 2012 and held no outstanding stock options as of December 31, 2012.

During the first half of 2012 our Non-Employee independent directors were compensated with an annual grant of 50,000 stock options each as well as certain cash fees paid on a per meeting basis. In August of 2012, we approved a Non-Employee Director Compensation policy, retroactive to July 1, 2012 that provides our independent directors with a $45,000 annual cash retainer and a $45,000 annual equity retainer to be paid in stock options for their service on our Board. Board members also receive additional cash retainers for service on committees and for service as Chairman of the Board or chairman of a committee. In February of 2013, we approved a Non-Employee Director Compensation policy that provides our newly appointed independent directors with an initial option grant to purchase 50,000 shares of our common stock in addition to the annual cash and equity retainers. Also, in February of 2013, Timothy J. Heady and Stephen O. Jaeger were each granted a pro-rata portion of the 2012 annual equity grant and received 32,103 and 36,742 options respectively with an exercise price of $1.01, which vest daily until the date of the next annual meeting.

 Equity Compensation Plan Information

The following table summarizes the number of outstanding options granted to employees, directors and consultants, as well as the number of securities remaining available for future issuance our equity compensation plans as of December 31, 2012.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity Compensation plans approved by security holders	1,331,887	$1.63	459,033
Equity Compensation plans not approved by security holders	-	-	-
Total	1,331,887	$1.63	459,033

 Executive Employment Agreements

On January 17, 2012, we entered into employment agreements with Dr. David J. Drutz, our Chief Executive Officer and Chief Medical Officer, and Christopher G. Clement, our President and Chief Operating Officer, both of which are for three year terms, and on March 1, 2013, we entered into an employment agreement with David L. Tousley, our Chief Financial Officer, for a term which expires on January 17, 2015 (the “Employment Agreements”). Under the Employment Agreements, Dr. Drutz, Mr. Clement and Mr. Tousley will be paid annual salaries of $325,000, $250,000, and $240,000, respectively, and will be eligible to receive an annual bonus of up to 100%, 50% and 50% of base salary, respectively. In February 2013, our Compensation Committee approved an increase to Mr. Clement's base salary to $275,000 and an increase to Mr. Clement's annual bonus eligibility to 75% of his base salary.

The Employment Agreements with Dr. Drutz and Mr. Clement provide that if either Dr. Drutz or Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in the agreements) he will receive salary continuation for a period of 12 months at his then-current base salary as well as payment of COBRA health insurance premiums for up to 12 months following termination. In addition, under his employment agreement, if Mr. Clement is terminated without Cause or for Good Reason (as such terms are defined in his agreement) so long as the Company has Marketed Products at the time of such termination (as such term is defined in his agreement), he will receive his pro rata portion of the Contingent Merger Shares (as such term is defined in his agreement) (215,661 shares of our common stock less the amount of any previously received Contingent Merger Shares).

Mr. Tousley’s Employment Agreement provides that if he is terminated without Cause or for Good Reason (as such terms are defined in the Employment Agreement), he will receive (i) a lump sum payment equal to one times his annual base salary and (ii) payment of COBRA health insurance premiums for up to 12 months following termination. Additionally, Mr. Tousley’s Employment Agreement provides that if he is terminated without Cause or for Good Reason in connection with a Change in Control (as such term is defined in the Employment Agreement), Mr. Tousley will receive (i) the greater of (a) a lump sum payment equal to one times his current annual base salary and (b) the aggregate amount of base salary payments that would otherwise be payable over the remaining balance of the term of his Employment Agreement and (ii) payment of COBRA health insurance premiums for up to 12 months following termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Stock Ownership Table

The following table sets forth, as of March 19, 2013, certain information concerning beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each of our directors, (2) each of our executive officers, (3) all directors and executive officers as a group and (4) each person known by us to be the beneficial owner of more than five percent (5%) of our common stock.

Except as otherwise indicated, the address for each person is to the care of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615.

		Shares Subject to
	Common	Options and			Percentage
Name of Beneficial Owner	Stock	Warrants (1)		Total	of Class

Executive Officers
David J. Drutz	78,073	578,541		656,614	2.6%

Christopher G. Clement	258,794	178,334		437,128	1.7%

David L. Tousley	-	35,000		35,000	*

Directors
Haywood D. Cochrane, Jr.	18,073	96,875		114,948	*

Timothy J. Heady	-	42,103		42,103	*

Stephen O. Jaeger	5,000	46,742		51,742	*

Gail F. Lieberman	208	100,000	(2)	100,208	*

Paul J. Richardson	-	18,667		18,667	*

Directors and Executive Officers as a group (8 persons)	360,148	1,096,262		1,456,410	5.6%
_________
*	Less than one percent.

(1)	Represents shares subject to options which are exercisable within 60 days.

(2)	3,125 of these options are held for the benefit of Rudder Capital, LLC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who beneficially own more than 10% of our outstanding common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with all copies of Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, we believe that during the fiscal year ended December 31, 2012, all filing requirements were timely satisfied except that Mr. Clement filed two late Forms 4 with respect to stock option grants and a late Form 4 with respect to shares that vested pursuant to the Oncogenerix Merger Agreement and Mr. Heady filed a late Form 4 with respect to a stock option grant.

PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

 The Proposal

We are providing our stockholders with the opportunity express their views on our named executive officers’ compensation by casting their vote on this Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our executive compensation program, which is described in detail in the “Executive Compensation” section beginning on page 13, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals while keeping the program affordable and appropriately aligned with stockholder interests. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values and the long-term interests of the Company and its stockholders.

Although the vote on this Proposal 2 regarding the compensation of our named executive officers is not binding, we value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.

If this proposal is approved, our stockholders will be approving the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders, is hereby approved.

 Vote Required for Approval

The foregoing resolution will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of such resolution. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

 Board Recommendation

The Board recommends a vote “FOR” this Proposal 2.

PROPOSAL 3 – ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON
EXECUTIVE COMPENSATION

 The Proposal

As described in Proposal 2 above, our stockholders are being provided the opportunity to cast a non-binding, advisory vote on the compensation paid to the Company’s named executive officers.

This Proposal 3 provides stockholders with an opportunity to cast a non-binding, advisory vote on the frequency of future advisory votes on the compensation paid to our named executive officers. Under this Proposal 3, stockholders may vote in favor of holding this advisory vote every year, every two years or every three years beginning with the 2014 annual meeting of stockholders or the stockholders may choose to abstain.

After careful consideration, our Board recommends that the advisory vote by our stockholders on executive compensation be held every year.

After careful consideration, our Board believes that say-on-pay votes should be held every year. In formulating its recommendation, our Board believes that giving our stockholders the right to cast an annual advisory vote on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders, allowing our stockholders to provide us with frequent and direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

Although non-binding, our Board of Directors and the Compensation Committee will carefully review the voting results. Notwithstanding our Board of Directors’ recommendation and the outcome of the stockholder vote, our Board of Directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to our compensation programs and policies.

 Vote Required for Approval

If the majority of the votes cast by stockholders present in person or by proxy are cast in favor of a particular frequency alternative (whether every year, every two years or every three years), such frequency will be considered to be the recommendation of the stockholders on the advisory vote regarding the frequency of future advisory votes on the compensation paid to our named executive officers. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

 Board Recommendation

The Board recommends a vote of “EVERY YEAR” for this Proposal 3.

PROPOSAL 4 –APPROVAL UNDER APPLICABLE NASDAQ RULES OF THE ISSUANCE OF MORE THAN 20% OF
OUR COMMON STOCK OUTSTANDING AT A DISCOUNT TO THE GREATER OF BOOK OR MARKET VALUE PURSUANT TO
 THE ANTI-DILUTION PROVISIONS OF THE SERIES B-4 CONVERTIBLE PREFERRED STOCK

 The Proposal

Our Board is seeking the approval of our stockholders under applicable Nasdaq rules of the issuance of more than 20% of our common stock outstanding at a discount to the greater of book or market value pursuant to the anti-dilution provisions of the Series B-4 Convertible Preferred Stock.

 General

As previously announced, on December 28, 2012, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor providing for the issuance and sale by the Company (the “Transaction”) of $2,800,000 of shares of Series B-3 and Series B-4 convertible preferred stock (convertible into a combined total of 3,684,210 shares of common stock) (collectively, the “Preferred Stock”). The Transaction closed on December 31, 2012. The net proceeds from the Transaction are being used for commercial activities related to Soltamox®, the Company’s FDA-approved treatment for breast cancer, and for Gelclair, the Company’s FDA-cleared Product for the treatment of oral mucositis, as well as for working capital and general corporate purposes.

The Transaction is further described in our periodic filings with the Securities and Exchange Commission, including the Current Report on Form 8-K filed December 31, 2012. We refer you to those filings, and the documents filed therewith, and incorporate them by reference into this proxy statement. See “Incorporation of Certain Information by Reference” below.

Pursuant to Nasdaq Marketplace Rule 5635(d) (the “Private Placement Rule”), we are required to obtain stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the shares of our common stock outstanding before the issuance if such issuance is for less than the greater of book or market value of the stock.

In order to comply with the Private Placement Rule in connection with the Transaction, the number of shares of Preferred Stock convertible into shares of our common stock issued in the Transaction was limited to not more than 19.9% of our total shares of common stock outstanding immediately prior to consummation of the Transaction. The Preferred Stock has anti-dilution provisions that provide for adjustment of the conversion price for specified events, including stock splits, reclassifications and exchanges, issuance of stock dividends, mergers and certain sales of assets and certain issuances of common stock or other securities convertible into or exercisable for common stock at prices that are or are deemed to be below the conversion price at the time of such issuance. Because certain of these anti-dilution provisions result in the Transaction having the potential to provide for the issuance of securities equal to 20% or more of the Company’s common stock for less than the greater of book or market value of the stock, the Purchase Agreement includes a provision that provides that we will not issue any securities in a subsequent transaction that could result in an adjustment of the conversion price of Preferred Stock until we have received stockholder approval pursuant to the applicable Nasdaq rules.

Since the closing of the Transaction, the investor has converted the Series B-3 convertible preferred stock in its entirety and all that remains outstanding of the convertible preferred stock that was issued in the Transaction are 250 shares Series B-4 convertible preferred stock. As a result, this proposal relates only to these shares of Series B-4 Preferred Stock. If, prior to the 2013 Annual Meeting, the investor has converted its Series B-4 convertible preferred stock in its entirety, this Proposal 4 will not be acted upon at the 2013 Annual Meeting.

 Summary of Document Terms Relating to the Transaction

Voting Agreements; Effect on the Vote

In connection with the Transaction, our directors and executive officers executed voting agreements with us, pursuant to which they agreed to vote all shares beneficially held by them in favor of this Proposal 4. Collectively, holders of approximately 1.5% of the outstanding shares of our common stock as of the record date that are entitled to vote on this Proposal 4 have agreed to vote FOR this Proposal 4.

Summary Terms of the Preferred Stock

Series B-4 Preferred Stock

In connection with the Transaction the Board adopted resolutions which authorized 250 shares of a new class of stock designated Series B-4 Convertible Preferred Stock, par value $0.01 per share (the “Series B-4 preferred stock”). The material terms and provisions of the Series B-4 preferred stock are summarized below. For the complete terms of the Series B-4 preferred stock, you should refer to the form certificate of designation of preferences, rights and limitations of Series B-4 convertible preferred stock which was filed as an exhibit to a Current Report on Form 8-K filed with the SEC on December 31, 2012.

Liquidation Preference. The Series B-4 preferred stock ranks, with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, (2) senior to any series of preferred stock ranked junior to the Series B-4 preferred stock, (3) junior to the Company’s Series A preferred stock, (4) junior to Series B-2 preferred stock, (5) junior to Series B-3 preferred stock and (6) junior to all existing and future indebtedness of the Company.

Voting Rights. Except as required by law, holders of the Series B-4 preferred stock do not have rights to vote on any matters, questions or proceedings, including the election of directors. However, as long as any shares of Series B-4 preferred stock are outstanding, we will not, without the affirmative vote of the holders of 50.1% or more of the then outstanding shares of the Series B-4 preferred stock, (1) alter or change adversely the powers, preferences or rights given to the Series B-4 preferred stock or alter or amend the certificate of designation, (2) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon liquidation senior to, or otherwise pari passu with, the Series B-4 preferred stock, (3) amend our certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series B-4 preferred stock, (4) increase the number of authorized shares of Series B-4 preferred stock, or (5) enter into any agreement with respect to any of the foregoing.

Delaware Law. Notwithstanding certain protections in the certificate of designation for holders of Series B-4 preferred stock, Delaware law also provides holders of preferred stock with certain rights. The holders of the outstanding shares of Series B-4 preferred stock are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment would:

●	increase or decrease the aggregate number of authorized shares of Series B-4 preferred stock;

●	increase or decrease the par value of the shares of Series B-4 preferred stock; or

●	alter or change the powers, preferences, or special rights of the shares of Series B-4 preferred stock so as to affect them adversely.

Redemption. We have the right to redeem the Series B-4 preferred stock for a cash payment equal to 120% of the stated value of the Series B-4 preferred stock. Holders of Series B preferred stock will receive 20 trading days prior notice of any redemption and have the ability to convert the Series B-4 preferred stock into common stock during this notice period.

Conversion. Subject to certain ownership limitations as described below, the Series B-4 preferred stock is convertible at any time at the option of the holder into shares of our common stock at a conversion ratio determined by dividing the stated value of the Series B-4 preferred stock (or $1000) by a conversion price of $0.76 per share. The conversion price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. In addition, until such time that during any 30 consecutive trading days, the volume weighted average price of our common stock exceeds 250% of the then effective conversion price for each of any 25 trading days during such 30 consecutive trading days and the average daily dollar trading volume during such period exceeds $250,000 per trading day, if we sell or grant any option to purchase or sell any common stock or common stock equivalents entitling any person to acquire shares of common stock at an effective price per share that is lower than the then conversion price (the “Base Conversion Price”), then the conversion price shall be reduced to equal the Base Conversion Price. Subject to limited exceptions, a holder of shares of Series B-4 preferred stock does not have the right to convert any portion of its Series B-4 preferred stock if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to its conversion. In addition, until such time as we have stockholder approval as required by applicable Nasdaq rules, we may not issue, upon conversion of the Preferred Stock, a number of shares of common stock which, when aggregated with shares previously issued upon conversion, would exceed 3,739,400 shares of common stock.

Dividends. The Series B-4 preferred stock is entitled to receive dividends (on an “as converted to common stock” basis) to and in the same form as dividends actually paid on shares of our common stock after payment of any dividends required to by paid on the Series A preferred stock and Series B-2 preferred stock. No other dividends are required to be paid on shares of Series B-4 preferred stock.

Liquidation. Upon any liquidation, dissolution or winding up of the Company after payment or provision for payment of debts and other liabilities of the Company and after payment to the holders of Series A preferred stock and the holders of Series B preferred stock, but before any distribution or payment is made to the holders of any junior securities, the holders of Series B-4 preferred stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to $1000 per share, after which any remaining assets of the Company shall be distributed among the holders of the other class or series of stock in accordance with the Company’s Certificate of Incorporation.

Series B-3 Preferred Stock

The terms of the Series B-3 convertible preferred stock that was issued in the Transaction were substantially identically to the terms of the Series B-4 preferred stock. However, all shares of Series B-3 convertible preferred stock issued in the Transaction have been converted to common stock.

 Impact on Stockholders of Approval or Disapproval of this Proposal 4

Not Seeking Approval of Transaction Terms. Proposal 4 is not seeking the approval of our stockholders to authorize our entry into the Transaction documents. The Transaction has already occurred and the documents related to the Transaction are binding obligations on us. The failure of our stockholders to approve Proposal 4 will not negate the existing terms of the documents relating to the Transaction. The preferred stock will continue to be an authorized class of our capital stock and the terms of such shares will remain outstanding obligations of ours in favor of the holders. The failure of our stockholders to approve Proposal 4 will only mean that we will be prohibited from issuing any securities that could result in an adjustment of the conversion price of the Series B-4 preferred stock (i.e. financing transactions below $0.76) and that we will have to put a similar proposal to this Proposal 4 up for a stockholder vote at least every four months until such stockholder approval is achieved.

Potential Increased Dilution. If this Proposal 4 is approved and we issue securities in a subsequent financing transaction that results in an adjustment of the conversion price of the Series B-4 preferred stock below $0.76, the number of securities issued in the Transaction could represent 20% or more of the total number of shares of our common stock outstanding immediately prior to the Transaction and our existing stockholders could incur dilution to their voting and economic interests. Such dilution, or even the potential for such dilution, could depress the market price of our common stock.

 Reasons for the Proposal

We are seeking stockholder approval for the following reasons:

●	Due to the Private Placement Rule, we are required to obtain stockholder approval before the economic anti-dilution provisions of the Series B-4 preferred stock can be effective.

●
As indicated above, the economic anti-dilution provisions of the Series B-4 preferred stock are intended to provide the investors with protections of their economic investment in our company. The Board believes these provisions are customary in transactions of this nature and provide us with flexibility to undertake transactions in the future. If we fail to obtain stockholder approval to allow these provisions to be enforceable, we would be completely prohibited from entering into any transactions in the future at a price below $0.76 per share, regardless of the business reasons for such transaction or the reasonableness of the terms at such time.

●
The Purchase Agreement provides that if this Proposal 4 is not approved by the stockholders, we will have to put a similar proposal up for a stockholder vote at least once every four months until such stockholder approval is achieved, so long as there are shares of the Series B-4 preferred stock outstanding. Calling additional stockholder meetings to vote on a similar proposal will be expensive and a distraction for our management team.

 Vote Required for Approval

The foregoing resolution will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of such resolution. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

 Board Recommendation

The Board recommends a vote “FOR” this Proposal 4.

PROPOSAL 5 - RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013

General

On July 18, 2012, our Board, at the direction of the Audit Committee, engaged Horne LLP as its independent registered public accounting firm to audit the Company's financial statements for the fiscal year ending December 31, 2012. Our Board has appointed Horne LLP to examine our financial statements for 2013. The selection of Horne LLP as the independent registered public accounting firm for 2013 is being presented to our stockholders for ratification at the 2013 Annual Meeting. Representatives of Horne LLP are expected to be present at the annual meeting with an opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

On July 17, 2012, our Board, at the direction of the Audit Committee, dismissed Ernst & Young LLP as the Company's independent registered public accounting firm. The report of Ernst & Young LLP on the consolidated financial statements of the Company for the fiscal year ended December 31, 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report on the Company’s consolidated financial statements as of December 31, 2011 and for the three years ended December 31, 2011 contained an explanatory paragraph in respect to the substantial doubt about our ability to continue as a going concern.

During the fiscal year ended December 31, 2011 and through the effective date of their termination, July 17, 2012, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the fiscal year ended December 31, 2011 and through the effective date of their termination, July 17, 2012, there have been no reportable events of the type required to be disclosed by Item 304(a)(1)(v) of Regulation S-K.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered by Horne LLP for the audit of our consolidated financial statements for the fiscal year ended December 31, 2012 and fees billed for other services rendered by Horne LLP during such period.

The aggregate fees billed for professional services by Horne LLP in 2012 for these various services were:

2012
Audit fees (1)	$89,050
Audit-related fees	-
Tax fees	7,000
All other fees	-
Total	$96,050
__________
(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2012 and September 30, 2012 and also includes fees billed for consents, comfort letters and assistance with and review of documents filed with the SEC.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our consolidated financial statements for the fiscal year ended December 31, 2011 and fees billed for other services rendered by Ernst & Young LLP firm during 2011 and 2012.

The aggregate fees billed for professional services by Ernst & Young LLP in 2011 and 2012 for these various services were:

	2012	2011
Audit fees (1)	$238,700	$201,000
Audit-related fees (2)	-	2,000
Tax fees (3)	44,080	43,000
All other fees	-	-
Total	$282,780	$246,000

____________
(1)
Audit Fees consist of the aggregate fees billed for professional services rendered for the audit of the Company’s annual financial statements and reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for all of 2011 and for the period ended March 31, 2012 and also includes fees billed for consents, comfort letters and assistance with and review of documents filed with the SEC.

(2)	Audit-related fees consist of assurance and related services relating to financial accounting and reporting standards not classified as audit fees.

(3)	Tax fees principally included review of and consultation regarding the Company’s federal and state tax returns and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves all audit and other permitted non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent auditors and senior management periodically report to the Audit Committee the extent of services provided by the independent auditors in accordance with the pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required for Approval

The foregoing resolution will be approved if a majority of the votes of stockholders present in person or by proxy with respect to this matter are cast in favor of such resolution. Abstentions and broker non-votes will have no effect on the outcome of the proposal.

Board Recommendation

The Board recommends a vote “FOR” the ratification of Horne LLP as its independent registered public accounting firm for 2013.

If stockholders fail to ratify the selection of Horne LLP as the independent registered public accounting firm for 2013, the Audit Committee and the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee and the Board may, in their discretion, direct the appointment of a different independent registered public accounting firm at any time during the year.

FUTURE STOCKHOLDER PROPOSALS

To have a proposal intended to be presented at our 2014 Annual Meeting of Stockholders be considered for inclusion in the proxy statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than November 27, 2013 (unless the date of the 2013 Annual Meeting of Stockholders is not within 30 days of May 10, 2013, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2013 Annual Meeting of Stockholders). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Notice of any director nomination or other proposal that you intend to present at the 2014 Annual Meeting of Stockholders, but do not intend to have included in the proxy statement and form of proxy relating to the 2014 Annual Meeting of Stockholders, must be delivered to the Corporate Secretary at our corporate headquarters not earlier than November 27, 2013 and not later than January 11, 2013 (unless the date of the 2014 Annual Meeting of Stockholders is not within 30 days of May 10, 2014, in which case the stockholder notice must be received a reasonable time before we mail our proxy materials for the 2014 Annual Meeting of Stockholders). In addition, your notice must set forth the information required by our bylaws with respect to each director nomination or other proposal that you intend to present at the 2014 Annual Meeting of Stockholders.

TRANSACTIONS WITH RELATED PERSONS

On January 17, 2012 the Company entered into the Merger Agreement with Oncogenerix pursuant to which the Company merged a wholly owned transitory subsidiary into Oncogenerix and acquired all of the outstanding equity of Oncogenerix. Pursuant to the Merger Agreement, we delivered 1,114,560 shares of our common stock representing approximately 19.9% of the outstanding common stock of the Company (the “Closing Date Merger Shares”) to the Oncogenerix stockholders on January 17, 2012, and we are required, subject to the approval of our stockholders, to issue certain additional shares (the “Contingent Merger Shares”) to the former Oncogenerix stockholders upon our achievement of certain revenue or market capitalization milestones before January 17, 2017. As a stockholder of Oncogenerix, Mr. Clement, who joined the Company as Chief Operating Officer in connection with the transaction, received 215,661 Closing Date Merger Shares with a value of $334,275 based on the closing price of the Company’s common stock on January 17, 2012 ($1.55). On May 15, 2012, Mr. Clement received 43,133 Contingent Merger Shares with a value of $37,957 based on the closing price of the Company’s common stock on May 15, 2012 ($0.88) in connection with the Company’s achievement of a milestone under the Merger Agreement. Mr. Clement is entitled to receive up to 172,528 additional Contingent Merger Shares.

CODE OF ETHICS AND CONDUCT

Our Board adopted a code of business ethics and conduct (the “Code of Ethics”), applicable to all of our executives, directors and employees. The Code of Ethics is available in print to any stockholder that requests a copy. Copies may be obtained by contacting Investor Relations at our corporate headquarters. Our Code of Ethics is also available in the Investor Relations section of our website at www.darabiosciences.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct required under Form 8-K by posting such information on our website.

OTHER MATTERS

We know of no other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow the Company to “incorporate by reference” into this proxy statement certain information that we have filed with the SEC. This means that we can disclose important information to our stockholders by referring the stockholders to another document. The information incorporated by reference into this proxy statement is an important part of this proxy statement and is considered to be part of this proxy statement from the date we file that information with the SEC. Any reports filed by us with the SEC after the date of this proxy statement will automatically update and, where applicable, supersede any information contained in this proxy statement or incorporated by reference into this proxy statement.

Items 5, 6, 7, 7A, 8 and 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed by the Company with the SEC and the Company’s Current Report on Form 8-K filed with the SEC on December 31, 2012 are incorporated by reference into this proxy statement.

A copy of any of the documents referred to above will be furnished, without charge, by writing to DARA BioSciences, Inc., Attention: Investor Relations, 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615. The documents referred to above are also available from the EDGAR filings that can be obtained through the SEC’s website at http://www.sec.gov or our website at http://www.darabiosciences.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2013

The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2012 are available at http://www.proxyvote.com.

By Order of the Board of Directors,

By:
David J. Drutz, M.D.
President and Chief Executive Officer

Raleigh, North Carolina
April 10, 2013

DARA BiOSciences INC

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Christopher G. Clement 02 Haywood D. Cochrane, Jr 03 David J. Drutz, M.D. 04 Timothy J. Heady 05 Stephen O. Jaeger
06 Gail F. Lieberman 07 Paul J. Richardson

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. Approve, by non-binding vote, compensation paid to the named executive officers of DARA BioSciencees, Inc.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
3. Recommend, by non-binding vote, the frequency of future advisory votes on the compensation paid to the named executive officers of DARA BioSciences, Inc.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 4 and 5.

	For	Against	Abstain
4. Approve under applicable NASDAQ rules the issuance of more than 20% of the outstanding common stock of DARA BioSciences, Inc. pursuant to the anti-dilution provisions of its series B-4 convertible preferred stock.	☐	☐	☐
5. Ratify the selection of Horne LLP as the independent registered public accounting firm for 2013.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof. EACH OF ITEMS 1-5 HAS BEEN PROPOSED BY DARA BIOSCIENCES, INC.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000167995_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report/Form10-K, Proxy Statement is/ are available at www.proxyvote.com .

DARA BIOSCIENCES, INC.
Annual Meeting of Stockholders
May 10, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David J. Drutz, M.D. and Christopher G. Clement, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of DARA BioSciences, Inc. Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2013 Annual Meeting of Stockholders of DARA BioSciences, Inc. to be held May 10, 2013 at 10:00 am local time at the corporate offices of DARA BioSciences, Inc., 8601 Six Forks Road, Suite 160, Raleigh, North Carolina 27615, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR ONE YEAR FOR PROPOSAL 3, FOR PROPOSALS 4 AND 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000167995_2 R1.0.0.51160